Exhibit 10.85.2

PROMISSORY NOTE

$15,000,000.00	February 4, 2021

FOR VALUE RECEIVED, the undersigned, LF3 AURORA, LLC, a Delaware limited liability company and LF3 AURORA TRS, LLC, a Delaware limited liability company (collectively, the "Maker") jointly and severally, if more than one, promises to pay to the order ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company, its successors or assigns ("Lender"), the principal sum of FIFTEEN MILLION AND NO/I 00 DOLLARS (U.S. $15,000,000.00), together with interest on the unpaid principal balance outstanding from the date hereof through February 5, 2024 (the "Maturity Date"), subject to acceleration as provided below subject to extension as provided in Section XIII below, at a fluctuating rate of interest equal to the LIBOR Rate (hereinafter defined) plus 6.00% ("Note Rate"), provided that in no event shall the LIBOR Rate be less than 1.00%. "LIBOR Rate" means that rate per annum (which rate, stated as a percentage, is rounded up to the nearest 1/100%), based on the one month Telerate LIBOR as published by Bloomberg on the date of the Lender's first interim advance on the Loan, and for each calendar month thereafter the rate will be set three Business Days (Business Day shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York) prior to the 5th  day of each calendar month. If the LIBOR Rate becomes unavailable during the term of this Loan, Lender may designate a substitute index which is the closest replacement index to the LIBOR Rate available in Lender' s reasonable judgment after notifying Maker at least thirty (30) days prior to such substitution.

Interest shall be computed on the outstanding daily balance of this Promissory Note (this "Note") on the basis of a 360 day year for the actual number of days elapsed in the period for which interest is payable. Principal and interest accrued thereon, together with all other sums which may be at any time due, owing or required to be paid by the terms of the Security Instruments (hereinafter defined) and other Loan Documents (as defined in the Security Instruments) are hereinafter collectively called the "Indebtedness." All capitalized terms not defined herein shall have the meaning given to them in the Loan Documents.

I.          Payment Terms. Principal and interest on this Note shall be paid in the following manner:

A.        On the date of the advance of the Loan, Borrower shall pay interest only on the loan for the period of the date of disbursement through February 4, 2021.

B.        Interest only shall be payable monthly, in arrears, during the term of this Note commencing on the fifth (5th) day of March, 2021, and continuing on the fifth (5th) day of each month thereafter to and including February 5, 2024.

C.        The entire outstanding principal hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.

D.        All required payments are to be made no later than 2:00 p.m. (Atlanta time) on the date when due (the "Regular Payment Date") in immediately available funds in lawful money of the United States of America which is legal tender for public and private debts, by ACH automatic debit.

E.        The outstanding amount of the balance due under this Note as reflected on Lender' s records from time to time shall be presumed to be correct and binding on the Maker (absent manifest error) unless within thirty (30) Business Days after receipt by Maker of any notice from Lender of such outstanding amount, Maker notifies Lender to the contrary.

F.        Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

G.        The obligation of Maker (if Maker consists of more than one (1) person or entity) shall be joint and several liability.

II.        Events of Default.

A.        It shall constitute an event of default ("Event of Default") of and under this Note if any of the following events shall occur:

1.        Maker shall fail to pay any installment of interest or principal when due under this Note. However, monthly payments received by Lender within ten (10) days  of  the  Regular Payment Date shall be considered made as required. If any payment is not received by Lender by the tenth (10th) day of each Regular Payment Date, the Default Rate shall apply from the fifth day of the month. In addition, Lender may assess a late charge in the amount of five percent (5%) of the unpaid amount or the highest rate allowed  by Applicable  Law, whichever is less.

2.        Maker shall fail to perform or observe any of the covenants, agreements or conditions of this Note or an Event of Default shall occur under any of the other Loan Documents now or hereafter evidencing or securing the Indebtedness.

B.        While any Event of Default exists, the Note Rate shall be increased to five percent (5%) per annum above the original Note Rate ("Default Rate"). The Default Rate shall accrue from the date of the Event of Default until the date upon which the Event of Default is cured. It is a condition precedent to the cure of any Event of Default that Maker shall pay all principal and accrued interest required under this Note (i.e. that would have been paid but for the Event of Default) to the most current Regular Payment Date, and the difference between the Default Rate and the Note Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.

C.        Prior to an Event of Default, payments received by Lender shall be applied first to interest and the remainder to principal. After an Event of Default, Lender may, at its option, apply any payments or other amounts received first to the payment of Lender's expenses incurred in accordance with the provisions of the Loan Documents, then to interest, and the remainder to principal.

D.        In case of an Event of Default by Maker in the performance or observance of any of the covenants, agreements or conditions of this Note or the other Loan Documents and the expiration of any applicable cure periods, Lender, at its option and without further notice, may declare the Indebtedness, including the entire principal balance, together with all interest accrued and unpaid thereon, to be immediately due and payable. Failure to exercise this option for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

III.      Security.

The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other documents, (i) Fee and Leasehold Mortgage and Security Agreement (the "Mortgage"); (ii) Assignment of Leases and Rents; and (iii) UCC Financing Statements (collectively, the "Security

Instruments") concerning property located in Arapaho County, Colorado. Some of the Security Instruments are to be filed for record on or about the date hereof in the appropriate public records.

IV.       Prepayment.

A.        The principal balance of this Note may be prepaid, in whole, but not in part, upon: (i) not less than ten (10) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of accrued interest to and including the Prepayment Date; or if Lender would incur costs and expenses as a result of the Prepayment Date not being the last day of the applicable interest period, to and including the last day of the applicable interest period in which the Prepayment Date occurs; (iii) payment to Lender of the Exit Fee (as defined in subsection IV(B) below); and (iv) payment of all other sums then due under this Note, the Mortgage and the other Loan Documents to the extent then payable. If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section IV shall be due and payable on the Prepayment Date, provided, however, that Maker may revoke any such prepayment election on or before the date which is ten (10) calendar days prior to the Prepayment Date by written notice to Lender.

B.        When Maker pays the entire amount of the Indebtedness (on a Prepayment Date or the Maturity Date), Maker shall pay to Lender, in addition to other sums due under this Note, a premium (the "Exit Fee") from and after the date hereof through and including the Maturity Date, equal to two percent (2.00%) of the original principal balance of the Indebtedness. Maker explicitly acknowledges and agrees that the Exit Fee is justifiable and reasonable in order for Lender to receive the economic return it has bargained for and is entitled to in connection with its reservation of funds for the Loan

C.        Notwithstanding the terms of subsection IV(B) above, for at least one hundred eighty days (180) days before Maker pays the entire amount of the Indebtedness (whether on a Prepayment Date or the Maturity Date), Maker shall provide Lender the exclusive opportunity for ninety days (90) to source the refinance of the Indebtedness with a loan acceptable to Borrower, after which time the Exit Fee shall be waived.

V.        Non-Usurious Loan.

A.        It is the intention of Maker and Lender that this Note and all other Loan Documents shall comply with any Applicable Law. To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by law for the use or detention of money or for forbearance in seeking its collection.

B.        In the event that interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess interest for the period in question shall, at Lender's option, be refunded to Maker or be applied upon the outstanding principal of this Note.

C.        The term "Applicable Law", as such term is used in this Note shall mean any Federal or Georgia statute or other law, including, but not limited to, the applicable usury laws of the State of Georgia or the United States (whichever allows the greater rate of interest), as such Applicable Law now exists, is amended or is enacted during the term of this Note.

D.        The Maker represents and agrees that the Indebtedness evidenced by this Note constitutes a commercial business loan and the proceeds thereof shall not be used for household or consumer purposes.

VI.       Lender's Attorney Fees.

Should the Indebtedness evidenced by this Note or any part thereof be: (i) collected at law or in equity or through any legal, bankruptcy, receivership, probate or other court proceedings; (ii) placed in the hands of attorneys for collection after the occurrence and during the continuance of an Event of Default; or (iii) the subject of any court proceeding involving the lien of the Security Instrument or its priority, Maker and all endorsers, guarantors and sureties of such Indebtedness jointly and severally agree to pay to Lender, in addition to the principal and interest due and payable hereunder, reasonable attorneys' and paralegals' fees, actually incurred and collection costs, and all other Obligations due pursuant to the terms of the Loan Documents including those incurred by Lender on any appeal in which it prevails.

VII.     Maker's Waivers.

Maker and all endorsers, guarantors and sureties of the Indebtedness evidenced by this Note and any other persons liable or to become liable on or for such Indebtedness hereby severally waive presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, and nonpayment and notice of nonpayment of this Note, and all other notices and demands (other than notices expressly required hereunder or under any other Loan Document), including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of the Note, diligence in collection and the bringing of suit against any other party and hereby further agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of the State of Georgia, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

VIII.    Payment of Taxes and Fees.

Maker agrees to pay all costs, expenses, fees and taxes on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Security Instruments and other Loan Documents, including, without limitation, all recording fees and any documentary stamp tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Security Instrument or the other Loan Documents which is set out and shown on the Settlement Statement at closing.

IX.       Waiver of Trial by Jury.

Maker hereby waives, to the fullest extent permitted by Applicable Law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Note or any acts or omissions of the Maker in connection therewith or contemplated thereby.

X.         Releases; No Waiver; Amendment.

Lender may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Premises given as security for the repayment of the Indebtedness evidenced and represented by this Note without releasing any other property given as security for such Indebtedness, or may release any party obligated on or liable for the payment of the Indebtedness evidenced and represented by this Note without releasing any other party obligated on or liable for such Indebtedness, or may agree with any party obligated or liable for the repayment of the Indebtedness evidenced and represented by this Note to extend the time for payment of any part or all of such Indebtedness without releasing any party obligated on or liable for such Indebtedness. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the Indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any Applicable Laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

XI.       Governing Law.

This Note and the rights, duties, obligations and liabilities of the parties hereunder and/or arising from or relating in any way to the Indebtedness evidenced by this Note or the loan transaction of which such Indebtedness and this Note are a part shall be governed by and construed for all purposes under the law of the State of Georgia.

XII.      Miscellaneous.

Time is of the essence of this Note. As used herein, the terms "Maker" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in title and assigns, whether by voluntary action of the parties or by operation of law. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof.

XIII.    Extension Options.

A.        Maker will have the right to extend the Maturity Date by twelve (12) months (such extended period, the "Extension Period") subject to the following conditions:

(a)        Maker shall notify Lender in writing not more than ninety (90) days before the Maturity Date, and not less than thirty (30) days before the Maturity Date, that Maker is exercising its option to extend the Maturity Date by twelve (12) months;

(b)        At the time of Maker's notice and on the Maturity Date, no Event of Default (or event which, with the giving of notice and/or expiration of any applicable cure period without being cured, would constitute an Event of Default) shall exist under the Loan Documents;

(c)        At the time of Maker's notice, Maker must demonstrate to Lender's satisfaction that the Property is generating a minimum Debt Service Coverage Ratio of 1.30:1.00 based on the trailing 12 month period.

As referenced in this Paragraph XIII, the following terms have the following meanings:

"Cash Flow" means for any period an amount equal to (a) the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) expenses that are non-recurring in nature as deemed acceptable to Lender in Lender's sole and absolute discretion (v) extraordinary management fees as deemed acceptable to Lender in Lender's sole and absolute discretion and (vi) all capital or operating leases ground rent (when applicable) or rent expense less (b) all income that is non-recurring in nature all as reflected on the Maker's financial statement.

"Debt Service" means all of the (i) interest and (ii) current portion of principal on any loans, or other costs deemed necessary in Lender's sole discretion.

"Debt Service Coverage Ratio" means for the trailing twelve 12) months the ratio of (a) Cash Flow for such period to (b) Debt Service for such period.

The Maker hereby agrees that at the end of the 12th month preceding the date of Maker's notice to extend the Maturity Date (the "Notice"), the Project must generate a minimum Debt Service Coverage Ratio of at least 1.30:1. Maker will deliver its calculation of the Debt Service Coverage Ratio with the Notice, along with supporting materials satisfactory to Lender.

(d)       At the time of Maker's notice, Maker must demonstrate to Lender's satisfaction that there has been no material changes to the financial strength of Guarantor;

(e)       At the time of Maker's notice, Maker must demonstrate to Lender's satisfaction that the Property is performing relative to its competitive set in the area where it is located;

(f)        During the Extension Period, monthly payments shall continue as defined in Section I.B. above.

(f)        During the Extension Period, monthly payments of principal and interest shall be payable in an amount equal to the monthly constant mortgage payment that would amortize the outstanding principal balance of the Loan at the Note Rate in effect two (2) Business Days immediately preceding the calander month of the beginning of the First Extension Period over a period of twenty five (25) years. Such monthly payment shall be applied first to accrued interest and the balance to principal.

IN WITNESS WHEREOF, Maker has executed, or caused these presents to be executed under seal, as of the day and year first above written.

MAKER:

LF3 AURORA, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, its Sole Member

	By:	Lodging Fund REIT III, Inc., its General Partner

By:/s/ Samuel Montgomery (Seal) Name: Samuel Montgomery Title: COO and CFO

(Corporate Seal)

LF3 AURORA TRS, LLC

a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.

Its: Sole Member

By: Lodging Fund REIT III OP, LP

Its: Sole Shareholder

By: Lodging Fund REIT III, Inc.

Its: General Partner

/s/ Samuel Montgomery

By: Samuel Montgomery

Its: COO and CFO

(Corporate Seal)